Exhibit 1.1

CONFIDENTIAL

PENNYMAC MORTGAGE INVESTMENT TRUST

$200,000,000 Common Shares of Beneficial Interest

($0.01 par value)

EQUITY DISTRIBUTION AGREEMENT

June 14, 2024

[    ]

Ladies and Gentlemen:

PENNYMAC MORTGAGE INVESTMENT TRUST, a Maryland real estate investment trust (the “Company”), PENNYMAC OPERATING PARTNERSHIP, L.P., a Delaware limited partnership and the operating partnership of the Company (the “Operating Partnership”), and PNMAC CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (the “Manager”), confirm their respective agreements (this “Agreement”) with [    ] (the “Agent”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, acting as agent and/or principal, common shares (the “Shares”) of beneficial interest, $0.01 par value per share, of the Company (“Common Shares”), having an aggregate offering price of up to $200,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the aggregate offering price of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agent shall have no obligation in connection with such compliance. The issuance and sale of Shares through the Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company which became automatically effective upon filing pursuant to the rules of the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to issue the Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-280211), including a combined base prospectus, for the registration of Common Shares, preferred shares of beneficial interest, debt securities and warrants in unallocated amounts. Registration Statement No. 333-280211 became automatically effective upon filing pursuant to Rule 462(e) under the Securities Act. Such registration statement incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company has furnished to the Agent, for use by the Agent, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, on each date and time that such registration statement and any post-effective amendment thereto became or becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

The Company has also entered into separate equity distribution agreements (collectively, the “Alternative Equity Distribution Agreements”), dated of even date herewith, with [    ], [    ], [    ], [    ], [    ], [    ] and [    ] (each, an “Alternative Placement Agent”, and together with the Agent, the “Placement Agents”). The aggregate sales price of the Shares that may be sold pursuant to this Agreement and the Alternative Equity Distribution Agreements shall not exceed the Maximum Amount.

2. Placements. Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify the Agent by means of a telephone call or other method mutually agreed to in writing by the parties (confirmed promptly by email notice) (a “Placement Notice”), such notice to include the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one Trading Day (as defined in Section 3) and the minimum price below which sales may not be made, a form of which containing such minimum sales parameters is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company or the Manager set forth on Schedule 2 (with a copy to each of the other individuals from the Company or the Manager listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule 2, as such Schedule 2 may be amended from time to time with respect to either party. The Placement Notice shall be effective upon receipt by the Agent unless and until (i) in accordance with the notice requirements set forth in Section 4, the Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 14. The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. Sales of the Shares, if any, shall be made through only one Placement Agent on any given day, and the Company shall in no event request that the Agent or the Alternative Placement Agents sell Shares on the same day. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by the Agent. Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “NYSE”) to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Agent will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2) following the close of trading on the NYSE each day it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. The Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Shares or to or through a market maker. With the written consent of the Company, the Agent may also sell Placement Shares by any other method permitted by law, including block transactions and privately negotiated transactions. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Shares, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3 and (iii) the Agent shall be under no obligation to purchase Placement Shares on a principal basis except as otherwise specifically agreed by the Agent and the Company pursuant to a Placement Notice. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.

If either party reasonably believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (applicable to securities with an average daily trading volume of at least $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Shares, it shall promptly notify the other party and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of each party.

4.	Suspension of Sales.

(a) The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time.

(b) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to the Agent (to each of the individuals listed on Schedule 2) given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Shares, and upon receipt of such notice, the Agent shall not offer or sell any Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 4(c) below, at any time and from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(c) If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agent (with a copy to counsel to the Agent) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent, and obtain the consent of the Agent to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Agent with the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Sections 9(m), (n), and (o) hereof, respectively, (iii) afford the Agent the opportunity to conduct a due diligence review in accordance with Section 9(k) hereof, and (iv) file such Earnings 8-K with the Commission, and then the provisions of clause (ii) of Section 4(b) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 4(c) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 9 hereof and (B) this Section 4(c) shall in no way affect or limit the operation of the provisions of clause (i) of Section 4(b), which shall have independent application.

5.	Settlement.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Agent at which such Placement Shares were sold, after deduction for (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which Placement Shares, in all cases, shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, that in addition to and in no way limiting the rights and obligations set forth in Section 12(a) (Indemnification and Contribution) hereto, it will (i) hold the Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6. Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, the Agent that as of the date of this Agreement and as of each Representation Date (as defined in Section 9(m) below) on which a certificate is required to be delivered pursuant to Section 9(m) of this Agreement and as of the time of each sale of any Shares pursuant to this Agreement (each, an “Applicable Time”), as the case may be:

(a) Compliance with Registration Requirements.

The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement and any post-effective amendment thereto have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement.

At the respective times the Registration Statement and any post-effective amendments thereto became effective (including each deemed effective date with respect to the Agent pursuant to Rule 430B or otherwise under the Securities Act) and at each Applicable Time, each Settlement Date and each Representation Date, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any amendments or supplements thereto, at their respective times of issuance and at each Settlement Date, complied and will comply in all material respects with the requirements of the Securities Act. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at each Applicable Time, each Settlement Date and each Representation Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of each Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to such Applicable Time, the Prospectus as of such Applicable Time and the public offering price of the applicable Shares, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed in the form required to be retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the applicable Shares or until any earlier date that the Company notified or notifies the Agent as described in Section 9(c), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection (a) shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any amendments or supplements thereto or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the second sentence of the third paragraph and the first sentence of the seventh paragraph under the caption “Plan of Distribution” in the Prospectus (collectively, the “Agent Information”).

The Prospectus delivered to the Agent for use in connection with the offering was identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the time of filing the Registration Statement and any post-effective amendments thereto and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act.

(b) Incorporated Documents. The documents filed by the Company and incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, when they became effective, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together and with the other information in the Registration Statement or the Prospectus, (i) at the time the

Registration Statement originally became effective, (ii) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Shares and (iii) at each Settlement Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) WKSI Status. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption in Rule 163 of the Securities Act, and (iv) at the execution time of this Agreement and as of each Applicable Time, the Company was or is or will be (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act.

(d) Independent Accountants. The accounting firm who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act.

(e) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated Subsidiaries (as defined below) at the dates indicated; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. No other financial statements are required to be set forth in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present in all material respects the required information and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(f) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or its Subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise and (C) except for regular quarterly distributions on the Common Shares, regular quarterly distributions on the Company’s outstanding preferred shares of beneficial interest and regular quarterly distributions on the Operating Partnership’s common and preferred units of limited partnership interest, there has been no dividend or other distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest or by the Operating Partnership on any class of its units of partnership interest.

(g) Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing with the State Department of Assessments and Taxation of Maryland and has the real estate investment trust power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(h) Good Standing of Subsidiaries. Each “subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its formation, has such entity power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding equity interests or capital stock, respectively, of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Company, directly or through a Subsidiary, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding equity interests or shares of capital stock, respectively, of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(i) Capitalization. The issued and outstanding shares of beneficial interest in the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of beneficial interest in the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(j) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(k) Authorization and Description of Shares. The Shares have been duly authorized for issuance and sale by the Company pursuant to this Agreement and any Alternative Equity Distribution Agreement, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Shares conform to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; the form of certificates for the Shares will be in substantially the form incorporated by reference as an exhibit to the Registration Statement; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to preemptive or other similar rights of any securityholder of the Company.

(l) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the organizational documents of the Company or any of its Subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations, except in the case of clause (ii) only, for such violations that would not result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(m) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company or the Operating Partnership, is imminent, and neither the Company nor the Operating Partnership is aware of any existing or imminent labor disturbance by the employees of any of its or any of its Subsidiaries’ contractors, which, in either case, would result in a Material Adverse Effect.

(n) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company or any of its Subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, if determined adversely to the Company or the Operating Partnership, would result in a Material Adverse Effect or materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(o) Possession of Intellectual Property. The Company and each of its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, software and design licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to conduct their respective businesses as described in the General Disclosure Package and the Prospectus, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(p) Cybersecurity. (A) (i) The Company and each of its Subsidiaries have materially complied and are presently in material compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its Subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Company or any of its Subsidiaries has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate material non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the knowledge of the Company, threatened alleging non-compliance with any Data Security Obligation that would, singly or in the aggregate, result in a Material Adverse Effect. (B) The Company and its Subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and materially complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its Subsidiaries’ businesses (“Breach”). To the knowledge of the Company, there has been no such Breach that would, singly or in the aggregate, result in a Material Adverse Effect, and the Company and its Subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach that would, singly or in the aggregate, result in a Material Adverse Effect.

(q) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or state securities laws or blue sky laws or as may be required by the Financial Industry Regulatory Authority (“FINRA”).

(r) Absence of Manipulation. None of the Company, the Operating Partnership or any affiliate of the Company or the Operating Partnership has taken, nor will the Company, the Operating Partnership or any affiliate of the Company or the Operating Partnership take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(s) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business as described in the General Disclosure Package and the Prospectus, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(t) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the General Disclosure Package and the Prospectus or (ii) do not, singly or in the aggregate, materially and adversely affect the value of such property or do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries, respectively. All of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any of its Subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(u) Investment Company Act. The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(v) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any applicable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company or the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating to any applicable

Environmental Law against the Company or any of its Subsidiaries and (iv) to the knowledge of the Company or the Operating Partnership, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(w) Registration Rights. Other than those registration rights contained in agreements filed as exhibits to the Company’s reports filed under the Exchange Act or as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (which registration rights are either not applicable to the offering contemplated by this Agreement or with respect to which waivers have been obtained), there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(x) Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present in all material respects the required information and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(y) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures that are effective to perform the functions for which they were established and are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(z) Actively-Traded Security. The Common Shares are “actively-traded securities” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(aa) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s trustees or officers, in their capacities as such, to comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”).

(bb) Payment of Taxes. The Company has timely filed all federal, state, local and foreign tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), whether or not arising from transactions in the ordinary course of business, except as described in the General Disclosure Package and the Prospectus, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as described in the General Disclosure Package and the Prospectus. All such returns are true and correct in all material respects.

(cc) Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with reputable and, to the knowledge of the Company and the Operating Partnership, financially sound insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(dd) Foreign Corrupt Practices Act. None of the Company, any of its Subsidiaries or, to the knowledge of the Company or the Operating Partnership, any trustee, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its Subsidiaries and, to the knowledge of the Company or the Operating Partnership, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ee) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or the Operating Partnership, threatened.

(ff) OFAC. None of the Company, any of its Subsidiaries or, to the knowledge of the Company or the Operating Partnership, any trustee, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is currently the subject or target of any U.S. sanctions administered or enforced by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, His Majesty’s Treasury Department, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in a country or territory that, at the time of such financing, is the subject of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.

(gg) Real Estate Investment Trust Status. The Company, since its date of inception for federal income tax purposes, has been, and upon the sale of any of the Shares will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends to continue to operate in a manner which would permit it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(hh) Management Agreement. The Third Amended and Restated Management Agreement, dated as of June 30, 2020 (the “Management Agreement”), among the Company, the Operating Partnership and the Manager has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and constitutes a valid and binding agreement of each of the Company and the Operating Partnership enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(ii) Flow Servicing Agreement. The Fourth Amended and Restated Flow Servicing Agreement, dated as of June 30, 2020, as amended (the “Servicing Agreement”), between the Operating Partnership and PennyMac Loan Services, LLC (the “Servicer”) has been duly authorized, executed and delivered by the Operating Partnership and constitutes a valid and binding agreement of the Operating Partnership enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(jj) Finder’s Fees. The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Placement Agents pursuant to this Agreement and any Alternative Equity Distribution Agreement.

(kk) Partnership Agreement. The Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of August 4, 2009, as amended (the “Partnership Agreement”), has been duly authorized, executed and delivered by each of the Company and PennyMac GP OP, Inc. and is a valid and binding agreement of each of the Company and PennyMac GP OP, Inc., enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

7. Representations and Warranties of the Manager. The Manager represents and warrants to, and agrees with, the Agent that as of the date of this Agreement and as of each Representation Date on which a certificate is required to be delivered pursuant to Section 9(m) of this Agreement and as of each Applicable Time, as the case may be:

(a) Certain Information. The factual information set forth under the headings “Business—Our Manager and Our Servicer” and “Risk Factors—Risks Related to Our Management and Relationship with Our Manager and Its Affiliates” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, to the extent that such information relates specifically to the Manager or the Servicer (collectively, the “Manager Package”), is true and correct in all material respects.

(b) Good Standing of the Manager and the Servicer. Each of the Manager and the Servicer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Management Agreement and the Servicing Agreement, as applicable; and each of the Manager and the Servicer is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(c) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Manager.

(d) Authorization of Other Agreements. Each of the Management Agreement and the Servicing Agreement has been duly authorized, executed and delivered by the Manager or the Servicer, as the case may be, and constitutes a valid and binding agreement of the Manager or the Servicer, as the case may be, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(e) Absence of Defaults and Conflicts. Neither the Manager nor the Servicer is in violation of its certificate of formation or limited liability company agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such entity is a party or by which it may be bound, or to which any of the property or assets of such entity is subject, except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and compliance by the Manager with its obligations hereunder have been duly authorized by all necessary limited liability company action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager or the Servicer, as the case may be, pursuant to, its Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the certificate of formation or limited liability company agreement of the Manager or the Servicer, as the case may be, or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or the Servicer, as the case may be, or any of its assets, properties or operations, except, in the case of clause (ii) only, for such violations that would not result in a Material Adverse Effect.

(f) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or state securities laws or blue sky laws or as may be required by FINRA.

(g) Possession of Licenses and Permits. Each of the Manager and the Servicer possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as now operated, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; each of the Manager and the Servicer is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of such Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Manager nor the Servicer has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(h) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against or affecting the Manager or the Servicer, which, if determined adversely to the Manager or the Servicer, would result in a Material Adverse Effect or materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Manager or the Servicer of its obligations hereunder and/or the Management Agreement or the Servicing Agreement, as applicable; the aggregate of all pending legal or governmental proceedings to which the Manager or the Servicer is a party or of which any of its property or assets is the subject, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(i) Financial Resources. Each of the Manager and the Servicer has the financial and other resources available to it necessary for the performance of its services and obligations as contemplated in the Management Agreement, the Servicing Agreement, the General Disclosure Package and the Prospectus and under this Agreement, as applicable.

(j) Investment Advisers Act. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing under the Management Agreement as contemplated by the Management Agreement and the General Disclosure Package and the Prospectus.

(k) Absence of Manipulation. Neither the Manager nor any of its affiliates has taken, nor will the Manager or any affiliate of the foregoing take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

8. Officer’s Certificates. Any certificate signed by any officer of the Company, the Operating Partnership or any of their subsidiaries delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Agent as to the matters covered thereby. Any certificate signed by any officer of the Manager delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Manager to the Agent as to the matters covered thereby.

9. Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, covenant and agree with the Agent that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by the Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will give the Agent notice of its intention to file or prepare any subsequent amendment to the Registration Statement, including documents incorporated by reference, (ii) the Company will notify the Agent promptly, and confirm the notice in writing, of the time (A) of the receipt of any comments from the Commission, (B) of any request by the Commission for any amendment or supplement to the Registration Statement, Prospectus or any document incorporated by reference therein or for additional information and (C) the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares, (iii) the Company will prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company or the Manager of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company and the Manager in this Agreement; and provided, further, that the Company shall not be obligated to make any such filing to which the Company or counsel to the Company shall reasonably object); (iv) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto (provided, however, that (A) the failure of the Agent to make such objection shall not relieve the Company or the Manager of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company and the Manager in this Agreement, (B) if the Agent objects thereto, the Agent may cease making sales of Shares pursuant to this Agreement, and (C) the Company has no obligation to provide the Agent any advance copy of such filing or to provide the Agent an opportunity to object to such filing if such filing does not name the Agent or does not relate to the transactions contemplated hereunder) and the Company will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (v) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act) or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 9(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b) Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and, during any period in which a Prospectus relating to any Placement Shares is required to be delivered by the Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), it will use its commercially reasonable effort to prevent the issuance of any stop order or to obtain the lifting thereof at the earliest possible moment if such a stop order should be issued.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, so far as necessary to permit the continuance of the sale of the Placement Shares during such period in accordance with the provisions hereof and the Prospectus and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If (i) during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, (ii) during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, or (iii) at any time following issuance of an Issuer Free Writing Prospectus and during such time as a prospectus is (or but for the exemption in Rule 172 would be) required to be delivered in connection with the sales of the Shares there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or Prospectus relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Agent, and confirm the notice in writing, to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement, Prospectus or Issuer Free Writing Prospectus (at the expense of the Company), as applicable, so as to correct such statement or omission or effect such compliance.

(d) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the NYSE and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as the Agent reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request and, at the Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Agent the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 14 hereunder, will pay the following expenses all incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing, filing and delivery to the Agent of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, and of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (ii) the preparation, issuance and delivery of the Placement Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agent, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 9(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for the Agent in connection therewith shall be paid by the Agent), (iv) the printing and delivery to the Agent of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the NYSE, (vi) the fees and expenses of any transfer agent or registrar for the Shares, and (vii) filing fees incident to, and fees and expenses, if any, in connection with, the review of the Commission or FINRA. For the avoidance of doubt, it is acknowledged and agreed that, except as provided in Section 5(b), Section 12 and in the immediately succeeding paragraph, the Agent will pay all of its own costs and expenses, including, without limitation, fees and disbursements of its counsel, in connection with this Agreement and the performance of its obligations hereunder.

If Shares having an aggregate offering price of $10,000,000 have not been offered and sold under this Agreement and/or the Alternative Equity Distribution Agreements collectively by the one year anniversary of the date of this Agreement (or such earlier date on which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Agent for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for the Agent and the Alternative Placement Agents incurred by it in connection with the offering contemplated by this Agreement (the “Expenses”); provided, however, that reimbursements under this Section 9(g) and under the Alternative Equity Distribution Agreements shall not exceed $50,000 in the aggregate. If such Expenses pursuant to this Agreement and the Alternative Equity Distribution Agreements are in excess of the $50,000 limit of reimbursement, each Placement Agent under this Agreement and the Alternative Equity Distribution Agreements shall be reimbursed for its pro rata share (based on the aggregate offering price of Placement Shares sold by each Placement Agent pursuant to this Agreement and/or the Alternative Equity Distribution Agreements as of the Determination Date) of up to $50,000 of such Expenses. The Expenses shall be due and payable by the Company to the Agent within five (5) Business Days of the Determination Date.

(h) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide the Agent prior notice as soon as reasonably practicable before, but in no event later than one day before, it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Shares (other than Placement Shares offered pursuant to the provisions of this Agreement and any Alternative Equity Distribution Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares; provided, that such notice shall not be required in connection with (i) the issuance, grant or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options or other equity awards pursuant to any share option, share bonus or other equity plan or arrangement, whether currently existing or adopted hereafter, (ii) the issuance or sale of Common Shares pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such plan is disclosed to the Agent in advance, or (iii) the issuance of Common Shares upon the conversion, exchange or exercise of any right under any outstanding security of the Company, the Operating Partnership or any subsidiary thereof convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares.

(j) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company has tendered or intends to tender a Placement Notice or sell Placement Shares, advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agent pursuant to this Agreement.

(k) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(l) Required Filings Relating to Placement of Placement Shares. The Company agrees that the Company will either include in its Annual and Quarterly Reports on Forms 10-K and 10-Q for the quarterly period that ended immediately before the filing of each such report the amount of Placement Shares sold through the Agent and any Alternative Placement Agent during such quarterly period, and the Net Proceeds to the Company and the compensation payable by the Company to the Agent and any Alternative Placement Agent with respect to such Placement Shares or (ii) (x) on or prior to the date of each such filing of its Annual and Quarterly Reports on Forms 10-K and 10-Q, file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will contain the information required by clause (i), and (y) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(m) Representation Dates; Certificate. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to the Agent as principal on a Settlement Date and each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 9(l) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files a quarterly report on Form 10-Q under the Exchange Act; (iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; or (v) promptly after each reasonable request by the Agent (each, a “Request Date”) (each such Settlement Date, each date of filing of one or more of the documents referred to in clauses (i) through (iv), and each Request Date shall be a “Representation Date”), the Company shall furnish, and shall cause each of the Operating Partnership and the Manager to furnish, the Agent with certificates, in the forms attached hereto as Exhibits 9(m)(i), 9(m)(ii) and 9(m)(iii) within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 9(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with the certificates under this Section 9(m), then before the Company delivers the Placement Notice or the Agent sells any Placement Shares, the Company shall provide the Agent with such certificates, in the forms attached hereto as Exhibits 9(m)(i), 9(m)(ii) and 9(m)(iii), dated the date of the Placement Notice.

(n) Legal Opinion. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company, the Operating Partnership and the Manager are obligated to deliver certificates in the forms attached hereto as Exhibits 9(m)(i), 9(m)(ii) and 9(m)(iii) for which no waiver is applicable, the Company shall cause to be furnished to the Agent (i) the written opinions of Sidley Austin LLP (“Company Counsel”), (ii) the written opinion of Venable LLP (“Maryland Counsel”) and (iii) the written opinion of the Senior Managing Director, Chief Legal Officer and Secretary of the Company (“Internal Counsel”), or other counsel reasonably satisfactory to the Agent, in form and substance satisfactory to the Agent and its counsel, dated the date that the opinions are required to be delivered, substantially similar to the form attached hereto as Exhibit 9(n)(i), Exhibit 9(n)(ii), Exhibit 9(n)(iii) and Exhibit 9(n)(iv), each such opinion modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, each of Company Counsel, Maryland Counsel and Internal Counsel may furnish the Agent with a letter (a “Reliance Letter”) to the effect that the Agent may rely on a prior opinion delivered under this Section 9(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). In giving any such opinion, Sidley Austin LLP may rely as to matters involving the laws of the State of Maryland upon the opinion of Venable LLP or other Maryland counsel reasonably satisfactory to the Agent.

(o) Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company, the Operating Partnership and the Manager are obligated to deliver certificates in the forms attached hereto as Exhibits 9(m)(i), 9(m)(ii) and 9(m)(iii) for which no waiver is applicable, the Company shall cause its independent registered public accounting firm to furnish the Agent a letter (the “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to the Agent in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and, in the case of Comfort Letters to be delivered following delivery of the Initial Comfort Letter, (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement or any Alternative Equity Distribution Agreement, or pay anyone any compensation for soliciting purchases of the Shares other than the Agent or any Alternative Placement Agent.

(q) Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(r) Sarbanes-Oxley Act Compliance. The Company will comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act.

(s) REIT Qualification. The Company intends to operate in conformity with the requirements for qualification and taxation as a REIT under the Code until such time as the Company’s board of trustees determines that operating in such manner is not in the Company’s best interests.

(t) Use of Free Writing Prospectuses. The Company agrees that, unless it has or shall have obtained the prior written consent of the Agent, and the Agent agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433.

The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in this Section 9(t)), including timely filing with the Commission or retention where required and legending.

(u) Incorrect Rule 424 Filings. If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Section 6(a) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Shares.

10. Covenants of the Manager. The Manager covenants and agrees with the Agent and with the Company that, during any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), it shall notify the Agent and the Company of the occurrence of any material events respecting its activities, affairs or condition, financial or otherwise, if, but only if, as a result of any such event it is necessary, in the opinion of counsel, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), and the Manager will forthwith supply such information to the Company as shall be necessary in the opinion of counsel to the Company and the Agent for the Company to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), not misleading.

11. Conditions to the Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company, the Operating Partnership and the Manager herein, to the due performance by the Company, the Operating Partnership and the Manager of their respective obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to the Agent in its reasonable judgment, and to the continuing satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission and incorporated by reference in the Prospectus, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital shares of the Company or any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e) Legal Opinions. The Agent shall have received the opinions of Company Counsel, Maryland Counsel and Internal Counsel required to be delivered pursuant Section 9(n) on or before each date on which the delivery of such opinions are required pursuant to Section 9(n).

(f) Comfort Letter. The Agent shall have received the Comfort Letter required to be delivered pursuant Section 9(o) on or before each date on which the delivery of such letter is required pursuant to Section 9(o).

(g) Representation Certificate. The Agent shall have received the certificates required to be delivered pursuant to Section 9(m) on or before the date on which delivery of such certificates is required pursuant to Section 9(m).

(h) No Suspension. Trading in the Shares shall not have been suspended on the NYSE.

(i) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 9(m), the Company shall have furnished to the Agent such appropriate further information, certificates and documents as the Agent may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company shall have furnished the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall have reasonably requested.

(j) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the NYSE at, or prior to, the issuance of any Placement Notice.

(l) No Termination Event. There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 14(a).

12.	Indemnification and Contribution.

(a) Company and Operating Partnership Indemnification. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Agent, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), its selling agents and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 12(e) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with Agent Information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto), including any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Manager Indemnification. The Manager agrees to indemnify and hold harmless the Agent, its Affiliates, its selling agents and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided, however, that in the case of the Manager this indemnity agreement shall only apply to any loss, liability, claim, damage or expense if such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Manager Package.

(c) Agent Indemnification. The Agent agrees to indemnify and hold harmless the Company, the Operating Partnership and the Manager, each of their trustees, each of their officers who signed the Registration Statement, and each person, if any, who controls any of the Company, the Operating Partnership or the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 12, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with Agent Information furnished to the Company by the Agent expressly for use therein.

(d) Procedure. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it of any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 12(a) or 12(b) above, counsel to the indemnified parties shall be selected by the Agent, and, in the case of parties indemnified pursuant to Section 12(c) above, counsel to the indemnified parties shall be selected by the Company or the Manager, as the case may be. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 12 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 12(a)(ii) or Section 12(b) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) Contribution. If the indemnification provided for in this Section 12 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Agent on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Agent on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership on the one hand and the Agent on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total Net Proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership and the total commissions received by the Agent.

The relative fault of the Company and the Operating Partnership on the one hand and the Agent on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership, the Manager or by the Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 12. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 12 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 12, the Agent shall not be required to contribute any amount in excess of the amount by which the commissions received by the Agent exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 12, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Agent’s Affiliates and selling agents shall have the same rights to contribution as the Agent, and each trustee of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company, the Operating Partnership or the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, the Operating Partnership and the Manager.

13. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 12 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of their respective officers, trustees, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

14.	Termination.

(a) The Agent shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if: (i) any Material Adverse Effect, or any development that has actually occurred and that could reasonably be expected to result in a Material Adverse Effect, has occurred that, in the reasonable judgment of the Agent, may materially impair the ability of the Agent to sell the Placement Shares hereunder; (ii) the Company shall have failed, refused or been unable to perform in all material respects any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 9(m), 9(n) or 9(o), the Agent’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required; (iii) any other condition of the Agent’s obligations hereunder is not fulfilled; or (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on the NYSE shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9(g) (Expenses), Section 12 (Indemnification and Contribution), Section 13 (Representations and Agreements to Survive Delivery), Section 19 (Applicable Law; Consent to Jurisdiction) and Section 20 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section 14(a), the Agent shall provide the required notice as specified in Section 15 (Notices).

(b) The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9(g), Section 12, Section 13, Section 19 and Section 20 hereof shall remain in full force and effect notwithstanding such termination.

(c) The Agent shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9(g), Section 12, Section 13, Section 19 and Section 20 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 14, this Agreement shall automatically terminate upon the issuance and sale of Shares hereunder and under any Alternative Equity Distribution Agreement that in combination have an aggregate sales price equal to the Maximum Amount on the terms and subject to the conditions set forth herein; provided, that the provisions of Section 9(g), Section 12, Section 13, Section 19 and Section 20 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 14(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9(g), Section 12, Section 13, Section 19 and Section 20 shall remain in full force and effect.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the later of the date of receipt of such notice by the Agent or the Company, as the case may be, and the date specified in such notice. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such termination shall not become effective until the close of business on such Settlement Date, with Placement Shares settling in accordance with the provisions of this Agreement.

(g) The Company, the Operating Partnership and the Manager have entered into (i) a certain Equity Distribution Agreement, dated as of June 15, 2021, with Barclays Capital Inc.; (ii) a certain Equity Distribution Agreement, dated as of June 15, 2021, with BNP Paribas Securities Corp.; (iii) a certain Equity Distribution Agreement, dated as of June 15, 2021, with Credit Suisse Securities (USA) LLC; (iv) a certain Equity Distribution Agreement, dated as of June 15, 2021, with Goldman Sachs & Co. LLC; and (v) a certain Equity Distribution Agreement, dated as of June 15, 2021, with JMP Securities LLC (the foregoing (i)-(v), collectively, the “Prior Agreements”). This Agreement terminates, supersedes and replaces the Prior Agreements in their entirety, including any negotiations, communications, and understandings (both written and oral) regarding the Prior Agreements.

15. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to the Agent, shall be delivered to the Agent at [    ], attention [    ], with a copy (which shall not constitute notice) to Sullivan & Cromwell LLP, 1888 Century Park East, Los Angeles, California 90067-1725, Attn: Patrick S. Brown; or if sent to the Company, the Operating Partnership or the Manager, shall be delivered to any of them at 3043 Townsgate Road, Westlake Village, California 91361, Facsimile: (818) 337-2138, attention of David A. Spector, with a copy to Derek W. Stark, with a copy (which shall not constitute notice) to Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, fax no. (212) 839-5599, attention: J. Gerard Cummins. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the NYSE and commercial banks in the City of New York are open for business.

16. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, the Operating Partnership, the Manager and the Agent and their respective successors and the affiliates, controlling persons, officers, trustees and directors referred to in Section 12 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party may assign its rights or obligations under this Agreement without the prior written consent of the other parties.

17. Agent Purchases. The Company acknowledges and agrees that the Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act and the Exchange Act, trade in the Company’s Common Shares for the Agent’s own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement or any Placement Notice.

18. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company, the Operating Partnership, the Manager and the Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

19. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

20. Waiver of Jury Trial. The Company, the Operating Partnership, the Manager and the Agent each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

21. Absence of Fiduciary Relationship. The Company, the Operating Partnership and the Manager, jointly and severally, acknowledge and agree that:

(a) The Agent has been retained solely to act as sales agent and/or principal in connection with the sale of the Shares and that no fiduciary or advisory relationship between the Company, the Operating Partnership, the Manager and the Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agent has advised or is advising the Company, the Operating Partnership or the Manager on other matters;

(b) each of the Company, the Operating Partnership and the Manager is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) each of the Company, the Operating Partnership and the Manager has been advised that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, the Operating Partnership or the Manager and that the Agent has no obligation to disclose such interests and transactions to the Company, the Operating Partnership or the Manager by virtue of any fiduciary, advisory or agency relationship; and

(d) each of the Company, the Operating Partnership and the Manager waives, to the fullest extent permitted by law, any claims it may have against the Agent, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agent shall have no liability (whether direct or indirect) to the Company, the Operating Partnership or the Manager in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, the Operating Partnership or the Manager, including shareholders, partners, employees or creditors of the Company, the Operating Partnership or the Manager.

22.	Recognition of the U.S. Special Resolution Regime.

(a) In the event that the Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 22: “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, the Manager and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Operating Partnership, the Manager and the Agent.

Very truly yours,

PENNYMAC MORTGAGE INVESTMENT TRUST

By:
Name:
Title:

PENNYMAC OPERATING PARTNERSHIP, L.P.

By:	PennyMac GP OP, Inc., its general partner

By:
Name:
Title:

PNMAC CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

[Signature Page to Equity Distribution Agreement]

ACCEPTED as of the date first-above written:

[ ]

By:
Name:
Title:

[Signature Page to Equity Distribution Agreement]

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject:	Equity Distribution Agreement—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among PennyMac Mortgage Investment Trust (the “Company”), PennyMac Operating Partnership, L.P., PNMAC Capital Management, LLC and [    ] (the “Agent”) dated June 14, 2024 (the “Agreement”), I hereby request on behalf of the Company that the Agent sell up to      common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), of the Company, at a minimum market price of $     per share, pursuant to the terms of the Agreement. I further request that no more than      of the Common Shares be sold during any one Trading Day and that none of the Common Shares be sold at any time after     .

This Placement Notice cancels and supersedes in their entirety all Placement Notices delivered on or prior to the date hereof.

SCHEDULE 2

[AGENT NAME]

[Name]	[Email]

[Name]	[Email]

[Name]	[Email]

PENNYMAC MORTGAGE INVESTMENT TRUST / PNMAC CAPITAL MANAGEMENT, LLC

David Spector	david.spector@pennymac.com

Daniel Perotti	dan.perotti@pennymac.com

Pamela Marsh	pamela.marsh@pennymac.com

Derek Stark	derek.stark@pennymac.com

Kevin Chamberlain	kevin.chamberlain@pennymac.com

Isaac Garden	isaac.garden@pennymac.com

Josh Smith	josh.smith@pennymac.com

Ryan Huddleston	ryan.huddleston@pennymac.com

Tyler Pasley	tyler.pasley@pennymac.com

Charles Szurgot	charles.szurgot@pennymac.com

Greg Hendry	greg.hendry@pennymac.com

SCHEDULE 3

Compensation

The compensation payable to the Agent for sales of Shares with respect to which the Agent acts as sales agent shall be at a mutually agreed rate, not to exceed two percent (2.0%) of the gross sales price of the Shares sold pursuant to this Agreement.

EXHIBIT 9(m)(i)

Certificate of the Company

The undersigned,    , the duly qualified and elected    of PennyMac Mortgage Investment Trust (the “Company”), a Maryland real estate investment trust, does hereby certify in such capacity and on behalf of the Company pursuant to Section 9(m) of each of the Equity Distribution Agreements dated June 14, 2024 (the “Equity Distribution Agreements”) among the Company, PennyMac Operating Partnership, L.P. and PNMAC Capital Management, LLC, on the one hand, and each of Barclays Capital Inc., BNP Paribas Securities Corp., BTIG, LLC, Goldman Sachs & Co. LLC, Citizens JMP Securities, LLC, Keefe, Bruyette & Woods, Inc., Piper Sandler & Co., and UBS Securities LLC, on the other hand, that to the best of the knowledge of the undersigned:

(i) Since the date as of which information is given in the Prospectus as then amended or supplemented, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business;

(ii) The representations and warranties of the Company in Section 6 of each Equity Distribution Agreement are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof;

(iii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to each Equity Distribution Agreement at or prior to the date hereof; and

(iv) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to our knowledge, threatened by the Commission.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Equity Distribution Agreements.

EXHIBIT 9(m)(ii)

Certificate of the Operating Partnership

The undersigned,    , the duly qualified and elected    of PennyMac GP OP, Inc. (the “GP”), the general partner of PennyMac Operating Partnership, L.P. (the “Operating Partnership”), a Delaware limited partnership and the operating partnership of PennyMac Mortgage Investment Trust (the “Company”), does hereby certify in such capacity and on behalf of the GP, as the general partner of the Operating Partnership, pursuant to Section 9(m) of each of the Equity Distribution Agreements dated June 14, 2024 (the “Equity Distribution Agreements”) among the Company, the Operating Partnership and PNMAC Capital Management, LLC, on the one hand, and each of Barclays Capital Inc., BNP Paribas Securities Corp., BTIG, LLC, Goldman Sachs & Co. LLC, Citizens JMP Securities, LLC, Keefe, Bruyette & Woods, Inc., Piper Sandler & Co., and UBS Securities LLC, on the other hand, that to the best of the knowledge of the undersigned:

(i)

The representations and warranties of the Operating Partnership in Section 6 of each Equity Distribution Agreement are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof; and

(ii)

The Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Equity Distribution Agreements at or prior to the date hereof.

EXHIBIT 9(m)(iii)

Certificate of the Manager

The undersigned,    , the duly qualified and elected    of PNMAC Capital Management, LLC (the “Manager”), a Delaware limited liability company, does hereby certify in such capacity and on behalf of the Manager pursuant to Section 9(m) of each of the Equity Distribution Agreements dated June 14, 2024 (the “Equity Distribution Agreements”) among PennyMac Mortgage Investment Trust, PennyMac Operating Partnership, L.P. and PNMAC Capital Management, LLC, on the one hand, and each of Barclays Capital Inc., BNP Paribas Securities Corp., BTIG, LLC, Goldman Sachs & Co. LLC, Citizens JMP Securities, LLC, Keefe, Bruyette & Woods, Inc., Piper Sandler & Co., and UBS Securities LLC, on the other hand, that to the best of the knowledge of the undersigned:

(i)

The representations and warranties of the Manager in Section 7 of each Equity Distribution Agreement are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof; and

(ii)	The Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Equity Distribution Agreements at or prior to the date hereof.

EXHIBIT 9(n)(i)

Sidley Austin LLP Corporate Opinion

EXHIBIT 9(n)(ii)

Sidley Austin LLP Tax Opinion

EXHIBIT 9(n)(iii)

Venable LLP Opinion

EXHIBIT 9(n)(iv)

Internal Counsel Opinion

To my knowledge, there are no actions, suits or proceedings, pending or threatened against the Company or the Operating Partnership, or to which the properties, assets or rights of the Company or the Operating Partnership are subject, which are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein.